                                                                     Exhibit 4.4

                               TRANSFER AGREEMENT


                                     between


                      CONSECO FINANCE SECURITIZATIONS CORP.
                                    Purchaser


                                       and


                              CONSECO FINANCE CORP.
                                     Seller






                                   dated as of

                                  March 1, 2000
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I.  DEFINITIONS........................................................1
         SECTION 1.1.      General.............................................1
         SECTION 1.2.      Specific Terms......................................1
         SECTION 1.3.      Usage of Terms......................................3
         SECTION 1.4.      No Recourse.........................................3

ARTICLE II.  CONVEYANCE OF THE INITIAL LOANS
             AND THE INITIAL OTHER CONVEYED PROPERTY...........................4
         SECTION 2.1.      Conveyance of the Initial Loans and the Initial
                               Other Conveyed Property.........................4
         SECTION 2.2.      Purchase Price of Initial Loans.....................4
         SECTION 2.3.      Conveyance of Subsequent Loans and Subsequent
                               Other Conveyed Property.........................4

ARTICLE III.  REPRESENTATIONS AND WARRANTIES...................................5
         SECTION 3.1.      Representations and Warranties of CFC...............5
         SECTION 3.2.      Representations and Warranties of CFSC..............7

ARTICLE IV.  COVENANTS OF CFC..................................................9
         SECTION 4.1.      Protection of Title of CFSC and the Trust...........9
         SECTION 4.2.      Other Liens or Interests...........................10
         SECTION 4.3.      Indemnification....................................10

ARTICLE V.  REPURCHASES.......................................................11
         SECTION 5.1.      Repurchase of Loans Upon Breach of Warranty........11
         SECTION 5.2.      Reassignment of Purchased Loans....................11
         SECTION 5.3.      Waivers............................................12

ARTICLE VI.  MISCELLANEOUS....................................................12
         SECTION 6.1.      Liability of CFC...................................12
         SECTION 6.2.      Merger or Consolidation of CFC or CFSC.............12
         SECTION 6.3.      Limitation on Liability of CFC and Others..........13
         SECTION 6.4.      Amendment..........................................13
         SECTION 6.5.      Notices............................................14
         SECTION 6.6.      Merger and Integration.............................14
         SECTION 6.7.      Severability of Provisions.........................14
         SECTION 6.8.      Intention of the Parties...........................14


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         SECTION 6.9.      Governing Law......................................15
         SECTION 6.10.     Counterparts.......................................15
         SECTION 6.11.     Conveyance of the Initial Loans and the Initial
                               Other Conveyed Property to the Trust...........15
         SECTION 6.12.     Nonpetition Covenant...............................15


                                    SCHEDULES

Schedule A  --  Schedule of Initial and Additional Loans

                                    EXHIBITS

Exhibit A  --  Form of Subsequent Transfer Agreement

Exhibit B  --  Form of Assignment


                                      -ii-
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                               TRANSFER AGREEMENT
                               ------------------


         THIS TRANSFER AGREEMENT, dated as of March 1, 2000, executed between Conseco Finance Securitizations Corp., a Minnesota corporation, as purchaser ("CFSC"), and Conseco Finance Corp., a Delaware corporation, as seller ("CFC").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, CFSC has agreed to purchase from CFC and CFC, pursuant to this Agreement, is transferring to CFSC the certain home equity loans specified in the Schedule of Initial and Additional Loans attached hereto as Schedule A (the "Initial and Additional Loans") and the Initial Other Conveyed Property; and

         WHEREAS, CFSC has agreed to purchase from CFC and CFC has agreed to transfer to CFSC the Subsequent Loans and Subsequent Other Conveyed Property in an amount set forth herein, prior to June 14, 2000.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is acknowledged, CFSC and CFC, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1. General. The specific terms defined in this Article include the plural as well as the singular. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of and Schedules and Exhibits to this Agreement. Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement, dated as of March 1, 2000, by and among Conseco Finance Securitizations Corp. (as Seller), Conseco Finance Corp. (as Originator, Guarantor and Servicer), and U.S. Bank Trust National Association, as Trustee (the "Trustee").

         SECTION 1.2. Specific Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "Agreement" shall mean this Transfer Agreement and all amendments hereof and supplements hereto.

         "Closing Date" means March 27, 2000.

         "Initial Other Conveyed Property" means all monies at any time paid or payable on the Initial and Additional Loans or in respect thereof after the Cut-off Date (excluding amounts due on or before the Cut-off Date but received by CFC after the Cut-off Date), an assignment of security interests in the related real estate, the Certificate Account (including all Eligible Investments therein and all proceeds therefrom), all items contained in the Loan Files relating to the Initial and Additional Loans, any and all other documents or electronic records that CFC keeps on file in accordance with its customary procedures relating to the Initial and Additional Loans, the Obligors or the related real estate, property (including the right to receive future Liquidation Proceeds) that secures an Initial Loan and that has been acquired by or on behalf of the Trust pursuant to liquidation of such Initial Loan, and all proceeds of the foregoing.

         "Initial and Additional Loans" means the Loans listed on the Schedule of Initial and Additional Loans attached hereto as Schedule A.

         "Other Conveyed Property" means the Initial Other Conveyed Property conveyed by CFC to CFSC pursuant to this Agreement together with any and all Subsequent Other Conveyed Property conveyed by CFC to CFSC pursuant to each Subsequent Transfer Agreement.

         "Related Documents" means the Certificates, the Pooling and Servicing Agreement, each Subsequent Transfer Agreement and the Underwriting Agreement among CFC, CFSC and the underwriters of the Certificates. The Related Documents to be executed by any party are referred to herein as "such party's Related Documents," "its Related Documents" or by a similar expression.

         "Repurchase Event" means the occurrence of a breach of any of CFC's representations and warranties hereunder or under any Subsequent Transfer Agreement or any other event which requires the repurchase of a Loan by CFC under the Pooling and Servicing Agreement.

         "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of March 1, 2000, executed and delivered by Conseco Finance Corp., as Originator, Servicer and Guarantor, Conseco Finance Securitizations Corp., as Seller, and the Trustee.

         "Schedule of Initial and Additional Loans" means the schedule of all Loans sold and transferred pursuant to this Agreement which is attached hereto as Schedule A.

         "Schedule of Loans" means the Schedule of Initial and Additional Loans attached hereto as Schedule A as supplemented by each Schedule of Subsequent Loans attached to each Subsequent Transfer Agreement as Schedule A.

         "Schedule of Subsequent Loans" means the schedule of all Loans sold and transferred pursuant to a Subsequent Transfer Agreement which is attached to such Subsequent

Transfer Agreement as Schedule A, which Schedule of Subsequent Loans shall supplement the Schedule of Initial and Additional Loans.

         "Subsequent Loans" means the Loans specified in the Schedule of Subsequent Loans attached as Schedule A to each Subsequent Transfer Agreement.

         "Subsequent Other Conveyed Property" means the Subsequent Other Conveyed Property conveyed by CFC to CFSC pursuant to each Subsequent Transfer Agreement.

         "Subsequent Transfer Agreement" shall have the meaning given in Section 2.3(b)(iii).

         "Trust" means the trust created by the Pooling and Servicing Agreement, the estate of which consists of the Trust Fund.

         "Trustee" means U.S. Bank Trust National Association, a national banking association organized and existing under the laws of the United States, not in its individual capacity but solely as trustee of the Trust, and any successor trustee appointed and acting pursuant to the Pooling and Servicing Agreement.

         "Trust Property" means the property and proceeds of every description conveyed by the Seller to the Trustee pursuant to the Pooling and Servicing Agreement and pursuant to any Subsequent Transfer Instrument, together with the Certificate Account, Capitalized Interest Account and Pre-Funding Account (including all investments of the Certificate Account and all proceeds therefrom).

         SECTION 1.3. Usage of Terms. With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement or the Pooling and Servicing Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

         SECTION 1.4. No Recourse. Without limiting the obligations of CFC hereunder, no recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer or director, as such, of CFC, or of any predecessor or successor of CFC.

                                   ARTICLE II
                 CONVEYANCE OF THE INITIAL AND ADDITIONAL LOANS
                     AND THE INITIAL OTHER CONVEYED PROPERTY

         SECTION 2.1. Conveyance of the Initial and Additional Loans and the Initial Other Conveyed Property. Subject to the terms and conditions of this Agreement, CFC hereby sells, transfers, assigns, and otherwise conveys to CFSC without recourse (but without limitation of its obligations in this Agreement or in the Pooling and Servicing Agreement), and CFSC hereby purchases, all right, title and interest of CFC in and to the Initial and Additional Loans and the Initial Other Conveyed Property. It is the intention of CFC and CFSC that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Initial and Additional Loans and the Initial Other Conveyed Property from CFC to CFSC, conveying good title thereto free and clear of any Liens, and the Initial and Additional Loans and the Initial Other Conveyed Property shall not be part of CFC's estate in the event of the filing of a bankruptcy petition by or against CFC under any bankruptcy or similar law.

         SECTION 2.2. Purchase Price of Initial and Additional Loans. Simultaneously with the conveyance of the Initial and Additional Loans and the Initial Other Conveyed Property to CFSC, CFSC has paid or caused to be paid to or upon the order of CFC approximately $990,082,857.83 by wire transfer of immediately available funds (representing the proceeds to CFSC from the sale of the Initial and Additional Loans after (i) deducting expenses of approximately $425,000 incurred by CFSC in connection with such sale and (ii) depositing the Pre-Funded Amount in the Pre-Funding Account.

         SECTION 2.3. Conveyance of Subsequent Loans and Subsequent Other Conveyed Property.

                  (a) Subject to the conditions set forth in paragraph (b) below and the terms and conditions in the related Subsequent Transfer Agreement, in consideration of CFSC's delivery on the related Subsequent Transfer Date to or upon the order of CFC of an amount equal to the purchase price of the Subsequent Loans (as set forth in the related Subsequent Transfer Agreement), CFC hereby agrees to sell, transfer, assign, and otherwise convey to CFSC without recourse (but without limitation of its obligations in this Agreement and the related Subsequent Transfer Agreement), and CFSC hereby agrees to purchase all right, title and interest of CFC in and to the Subsequent Loans and the Subsequent Other Conveyed Property described in the related Subsequent Transfer Agreement.

                  (b) CFC shall transfer to CFSC, and CFSC shall acquire, the Subsequent Loans and the Subsequent Other Conveyed Property to be transferred on any Subsequent Transfer Date only upon the satisfaction of each of the following conditions on or prior to such Subsequent Transfer Date:


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

                           (i) CFSC shall have provided the Trustee and the
                  Rating Agencies with an Addition Notice at least five Business Days prior to the Subsequent Transfer Date and shall have provided any information reasonably requested by the Trustee with respect to the Subsequent Loans;

                           (ii) CFC shall have delivered the related Loan File
                  for each Subsequent Loan to the Trustee at least two Business Days prior to the Subsequent Transfer Date;

                           (iii) CFC shall have delivered to CFSC a duly
                  executed Subsequent Transfer Agreement substantially in the form of Exhibit A hereto (the "Subsequent Transfer Agreement"), which shall include a List of Loans identifying the related Subsequent Loans;

                           (iv) as of each Subsequent Transfer Date, as
                  evidenced by delivery of the Subsequent Transfer Agreement, neither CFC nor CFSC shall be insolvent nor shall they have been made insolvent by such transfer nor shall they be aware of any pending insolvency;

                           (v) such transfer shall not result in a material
                  adverse tax consequence to the Trust (including the REMIC or the Certificateholders or Class C Certificateholder;

                           (vi) the Pre-Funding Period shall not have ended; and

                           (vii) no Subsequent Loan will have a Combined LTV
                  greater than 100%, and;

                  (c) CFC covenants to transfer to CFSC pursuant to paragraph
         (a) above Subsequent Loans with aggregate Scheduled Principal Balances of approximately equal to $9,492,242.17; provided, however, that the sole remedy of CFSC with respect to a failure of such covenant shall be to enforce the provisions of Section 8.08 of the Pooling and Servicing Agreement.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1. Representations and Warranties of CFC. CFC makes the following representations and warranties, on which CFSC relies in purchasing the Initial and Additional Loans and the Initial Other Conveyed Property and in transferring the Initial and Additional Loans and the Initial Other Conveyed Property to the Trustee under the Pooling and Servicing Agreement. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Initial and Additional Loans and the Initial Other Conveyed Property hereunder and the sale, transfer and assignment thereof by CFSC to the Trustee under the Pooling and Servicing Agreement. CFC and CFSC agree that

CFSC will assign to the Trustee all of CFSC's rights under this Agreement and that the Trustee will thereafter be entitled to enforce this Agreement against CFC in the Trustee's own name.

                  (a) Representations Regarding Loans. The representations and warranties set forth in Sections 3.02, 3.04 and 3.05 of the Pooling and Servicing Agreement are true and correct.

                  (b) Organization and Good Standing. CFC has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Initial and Additional Loans and the Initial Other Conveyed Property transferred to CFSC.

                  (c) Due Qualification. CFC is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification.

                  (d) Power and Authority. CFC has the power and authority to execute and deliver this Agreement and its Related Documents and to carry out its terms and their terms, respectively; CFC has full power and authority to sell and assign the Initial and Additional Loans and the Initial Other Conveyed Property to be sold and assigned to and deposited with CFSC hereunder and has duly authorized such sale and assignment to CFSC by all necessary corporate action; and the execution, delivery and performance of this Agreement and CFC's Related Documents have been duly authorized by CFC by all necessary corporate action.

                  (e) Valid Sale; Binding Obligations. This Agreement and CFC's Related Documents have been duly executed and delivered, shall effect a valid sale, transfer and assignment of the Initial and Additional Loans and the Initial Other Conveyed Property, enforceable against CFC and creditors of and purchasers from CFC; and this Agreement and CFC's Related Documents constitute legal, valid and binding obligations of CFC enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (f) No Violation. The consummation of the transactions contemplated by this Agreement and the Related Documents and the fulfillment of the terms of this Agreement and the Related Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under, the articles of incorporation or bylaws of CFC, or any indenture, agreement, mortgage, deed of trust or other instrument to which CFC is a party or by which it is bound, or result in the creation or imposition of any Lien, upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement and the Pooling and Servicing Agreement, or violate any law, order, rule or regulation applicable to CFC of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over CFC or any of its properties.

                  (g) No Proceedings. There are no proceedings or investigations pending or, to CFC's knowledge, threatened against CFC, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over CFC or its properties (i) asserting the invalidity of this Agreement or any of the Related Documents, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by CFC of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or
         (iv) seeking to affect adversely the federal income tax or other federal, state or local tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Initial and Additional Loans and the Initial Other Conveyed Property hereunder or under the Pooling and Servicing Agreement.

                  (h) Chief Executive Office. The chief executive office of CFC is located at 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, MN 55102-1639.

                  (i) Licensing. CFC is duly licensed in each state in which Loans were originated to the extent CFC is required to be licensed by applicable law in connection with the origination and servicing of the Loans.

         SECTION 3.2. Representations and Warranties of CFSC. CFSC makes the following representations and warranties, on which CFC relies in selling, assigning, transferring and conveying the Initial and Additional Loans and the Initial Other Conveyed Property to CFSC hereunder. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Initial and Additional Loans and the Initial Other Conveyed Property hereunder and the sale, transfer and assignment thereof by CFSC to the Trust under the Pooling and Servicing Agreement.

                  (a) Organization and Good Standing. CFSC has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Minnesota, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and has, full power, authority and legal right to acquire and own the Initial and Additional Loans and the Initial Other Conveyed Property and to transfer the Initial and Additional Loans and the Initial Other Conveyed Property to the Trust pursuant to the Sale and Servicing Agreement.

                  (b) Due Qualification. CFSC is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect (i) CFSC's ability to acquire the Initial and Additional Loans or the Initial Other Conveyed Property, (ii) the validity or enforceability of the Initial and Additional Loans and the Initial Other Conveyed Property or (iii) CFSC's ability to perform its obligations hereunder and under the Related Documents.

                  (c) Power and Authority. CFSC has the power, authority and legal right to execute and deliver this Agreement and its Related Documents and to carry out the terms hereof and thereof and to acquire the Initial and Additional Loans and the Initial Other Conveyed Property hereunder; and the execution, delivery and performance of this Agreement and its Related Documents and all of the documents required pursuant hereto or thereto have been duly authorized by CFSC by all necessary action.

                  (d) No Consent Required. CFSC is not required to obtain the consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery or performance of this Agreement and the Related Documents, except for such as have been obtained, effected or made.

                  (e) Binding Obligation. This Agreement and each of its Related Documents constitutes a legal, valid and binding obligation of CFSC, enforceable against CFSC in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

                  (f) No Violation. The execution, delivery and performance by CFSC of this Agreement, the consummation of the transactions contemplated by this Agreement and the Related Documents and the fulfillment of the terms of this Agreement and the Related Documents do not and will not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under the certificate of incorporation or bylaws of CFSC, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which CFSC is a party or by which CFSC is bound or to which any of its properties are subject, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than the

         Pooling and Servicing Agreement and the Indenture), or violate any law, order, rule or regulation, applicable to CFSC or its properties, of any federal or state regulatory body or any court, administrative agency, or other governmental instrumentality having jurisdiction over CFSC or any of its properties.

                  (g) No Proceedings. There are no proceedings or investigations pending, or, to the knowledge of CFSC, threatened against CFSC, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over CFSC or its properties: (i) asserting the invalidity of this Agreement or any of the Related Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by CFSC of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or (iv) that may adversely affect the federal or state income tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Initial and Additional Loans and the Initial Other Conveyed Property hereunder or the transfer of the Initial and Additional Loans and the Initial Other Conveyed Property to the Trust pursuant to the Pooling and Servicing Agreement.

In the event of any breach of a representation and warranty made by CFSC hereunder, CFC covenants and agrees that it will not take any action to pursue any remedy that it may have hereunder, in law, in equity or otherwise, until a year and a day have passed since the later of (i) the date on which all pass-through certificates or other similar securities issued by the Trust, or a trust or similar vehicle formed by CFSC, have been paid in full, or (ii) all Certificates or other similar securities issued by the Trust, or a trust or similar vehicle formed by CFSC, have been paid in full. CFC and CFSC agree that damages will not be an adequate remedy for such breach and that this covenant may be specifically enforced by CFSC or by the Trustee on behalf of the Trust.

                                   ARTICLE IV
                                COVENANTS OF CFC

         SECTION 4.1 Transfer of Loans.

                  (a) On or prior to the Closing Date, or the Subsequent Transfer Date in the case of Subsequent Loans, CFC shall deliver the Loan Files to CFSC. CFC has filed a form UCC-1 financing statement regarding the sale of the Loans to CFSC, and shall file continuation statements in respect of such UCC-1 financing statement as if such financing statement were necessary to perfect such sale. CFC shall take any other actions necessary to maintain the perfection of the sale of the Loans to CFSC.

                  (b) If at any time during the term of this Agreement CFC does not have a long-term senior debt rating of A- or higher from S&P, Moody's (if rated by Moody's) and Duff & Phelps (if rated by Duff & Phelps), (i) CFC shall within 30 days execute and deliver to CFSC (if it has not previously done so) endorsements of each Loan and assignments in recordable form of each mortgage, deed of trust or security deed securing a Loan, and (ii) CFSC, at CFC's expense, shall within 60 days file in the appropriate recording offices the assignments to CFSC of each mortgage, deed of trust or security deed securing a Loan; provided, however, that such execution and filing of the assignments with respect to the Loans shall not be required if CFSC receives written confirmation from each of S&P, Moody's and Duff & Phelps that the ratings of the Certificates would not be reduced or withdrawn by the failure to execute and file such assignments; provided, however, that such execution and filing shall not be required if CFC delivers an Opinion of Counsel to the effect that such assignment and recordation is not necessary to effect the assignment to CFSC of CFC's lien on the real property securing each Loan.

                  (c) If, as of the Post-Funding Payment Date, the aggregate Scheduled Principal Balance of Loans secured by real property located in Maryland ("Maryland Loans") exceeds 10% of the Pool Scheduled Principal Balance, CFC shall, within sixty (60) days, submit to the appropriate recording offices the assignments to CFSC on behalf of the Trust of the number of mortgages, deeds of trust or security deeds required to reduce to less than 10% of the Pool Scheduled Principal Balance the aggregate Scheduled Principal Balance of Maryland Loans as to which such assignments are not recorded.

         SECTION 4.2. Costs and Expenses. CFC shall pay all reasonable costs and disbursements in connection with the performance of its obligations hereunder and under each Subsequent Transfer Agreement and its Related Documents.

         SECTION 4.3. Indemnification.

                  (a) CFC will defend and indemnify CFSC against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use or ownership of any real estate related to a Loan by CFC or the Servicer or any Affiliate of either. Notwithstanding any other provision of this Agreement, the obligation of CFC under this Section shall not terminate upon a Service Transfer pursuant to Article VII of the Pooling and Servicing Agreement, except that the obligation of CFC under this Section 4.3 shall not relate to the actions of any subsequent Servicer after a Service Transfer.

                  (b) No obligation or liability to any Obligor under any of the Loans is intended to be assumed by CFSC under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, CFSC expressly disclaims such assumption.

                  (c) CFC agrees to pay, and to indemnify, defend and hold harmless CFSC from, any taxes which may at any time be asserted with respect to, and as of the date of, the transfer of the Loans to CFSC, including, without limitation, any sales, gross receipts, general corporation, personal property, privilege or license taxes and costs, expenses and reasonable counsel fees in defending against the same, whether arising by reason of the acts to be performed by CFC under this Agreement or imposed against CFSC.

                  (d) Indemnification under this Section 4.3 shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Originator has made any indemnity payments to CFSC pursuant to this Section 4.3 and CFSC thereafter collects any of such amounts from others, CFSC will repay such amounts collected to CFC, without interest.

                                    ARTICLE V
                                   REPURCHASES

         SECTION 5.1. Repurchase of Loans Upon Breach of Warranty.

                  (a) Upon the occurrence of a Repurchase Event CFC shall, unless such breach shall have been cured in all material respects, repurchase such Loan from the Trust pursuant to Section 3.06 of the Pooling and Servicing Agreement, subject to the limitation of Section
         3.07 of the Pooling and Servicing Agreement. It is understood and agreed that, the obligation of CFC to repurchase any Loan as to which a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against CFC for such breach available to CFSC, the Certificateholders or the Trustee on behalf of Certificateholders. The provisions of this Section 5.1 are intended to grant the Trustee a direct right against CFC to demand performance hereunder, and in connection therewith, CFC waives any requirement of prior demand against CFSC with respect to such repurchase obligation. Any such purchase shall take place in the manner specified in Section
         3.06 of the Pooling and Servicing Agreement. Notwithstanding any other provision of this Agreement, any Subsequent Transfer Agreement or the Pooling and Servicing Agreement or any Subsequent Transfer Agreement to the contrary, the obligation of CFC under this Section shall not terminate upon a termination of CFC as Servicer under the Pooling and Servicing Agreement and shall be performed in accordance with the terms hereof notwithstanding the failure of the Servicer or CFSC to perform any of their respective obligations with respect to such Loan under the Pooling and Servicing Agreement.

                  (b) In lieu of repurchasing a Loan when required by Section 5.1(a) of this Agreement and Section 3.06(a) of the Pooling and Servicing Agreement, CFC may deliver an Eligible Substitute Loan pursuant to the provisions of Section 3.06(b) of the Pooling and Servicing Agreement.

                  (c) In addition to the foregoing and notwithstanding whether the related Loan shall have been purchased by CFC, CFC shall indemnify the Trustee, the Trust and the Certificateholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such Repurchase Events.

         SECTION 5.2. Reassignment of Purchased Loans. Upon deposit of the Repurchase Price of any Loan repurchased or replaced by CFC under Section 5.1, CFSC shall cause the Trustee to take such steps as may be reasonably requested by CFC in order to assign to CFC all of CFSC's and the Trust's right, title and interest in and to such Loan and all security and documents and all Other Conveyed Property conveyed to CFSC and the Trust directly relating thereto, without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of CFSC or the Trustee. Such assignment shall be a sale and assignment outright, and not for security. If, following the reassignment of a Loan, in any enforcement suit or legal proceeding, it is held that CFC may not enforce any such Loan on the ground that it shall not be a real party in interest or a holder entitled to enforce the Loan, CFSC and the Trustee shall, at the expense of CFC, take such steps as CFC deems reasonably necessary to enforce the Loan, including bringing suit in CFSC's or the Trustee's name.

         SECTION 5.3. Waivers. No failure or delay on the part of CFSC, or the Trustee as assignee of CFSC, in exercising any power, right or remedy under this Agreement or under any Subsequent Transfer Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or future exercise thereof or the exercise of any other power, right or remedy.

                                   ARTICLE VI
                                  MISCELLANEOUS

         SECTION 6.1. Liability of CFC. CFC shall be liable in accordance herewith only to the extent of the obligations in this Agreement or in any Subsequent Transfer Agreement specifically undertaken by CFC and the representations and warranties of CFC.

         SECTION 6.2. Merger or Consolidation of CFC or CFSC. Any corporation or other entity (i) into which CFC or CFSC may be merged or consolidated, (ii) resulting from any merger or consolidation to which CFC or CFSC is a party or
(iii) succeeding to the business of CFC or CFSC, in the case of CFSC, which corporation has a certificate of incorporation containing provisions relating to limitations on business and other matters substantively identical to those contained in CFSC's certificate of incorporation, provided that in any of the foregoing cases such corporation shall execute an agreement of assumption to perform every obligation of CFC or CFSC, as the case may be, under this Agreement and each Subsequent Transfer Agreement and, whether or not such assumption agreement is executed, shall be the successor to CFC or CFSC, as the case may be, hereunder and under each such Subsequent Transfer Agreement (without relieving CFC or CFSC of its responsibilities hereunder, if it survives such merger or consolidation) without the execution or filing of any document or any further act by any of the parties to this Agreement or each Subsequent Transfer Agreement. CFC or CFSC shall promptly inform the other party and the Trustee of such merger, consolidation or purchase and assumption. Notwithstanding the foregoing, as a condition to the consummation of the transactions referred to in clauses (i),
(ii) and (iii) above, (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Sections 3.1 and 3.2 and the Pooling and Servicing Agreement, or similar representation or warranty made in any Subsequent Transfer Agreement, shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction), (y) CFC or CFSC, as applicable, shall have delivered written notice of such consolidation, merger or purchase and assumption to the Rating Agencies prior to the consummation of such transaction and shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 6.3 and that all conditions precedent, if any, provided for in this Agreement, or in each Subsequent Transfer Agreement, relating to such transaction have been complied with, and
(z) CFC or CFSC, as applicable, shall have delivered to the Trustee an Opinion of Counsel, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trustee in the Trust Property and reciting the details of the filings or
(B) no such action shall be necessary to preserve and protect such interest.

         SECTION 6.3. Limitation on Liability of CFC and Others. CFC shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement, any Subsequent Transfer Agreement or its Related Documents and that in its opinion may involve it in any expense or liability.

         SECTION 6.4. Amendment.

                  (a) This Agreement and any Subsequent Transfer Agreement may be amended by CFC and CFSC and without the consent of the Trustee or any of the Certificateholders (A) to cure any ambiguity or (B) to correct any provisions in this Agreement or any such Subsequent Transfer Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder.

                  (b) This Agreement may also be amended from time to time by CFC and CFSC, with the prior written consent of the Trustee and the Holders of Certificates representing, in the aggregate, 66 2/3% or more of the Aggregate Certificate Principal Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Loans or, distributions that are required to be made on any Certificate or
         (ii) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Certificates then outstanding.

                  (c) This Agreement shall not be amended under this Section without the consent of 100% of the Certificateholders and the Class C Certificateholder if such amendment would result in the disqualification of the Trust as a REMIC under the Code.

                  (d) Concurrently with the solicitation of any consent pursuant to this Section 6.4, CFSC shall furnish written notification to S&P, Moody's and Duff & Phelps. Promptly after the execution of any amendment or consent pursuant to this Section 6.4, CFSC shall furnish written notification of the substance of such amendment to S&P, Moody's and Duff & Phelps, each Certificateholder and the Class P and Class C Certificateholder.

                  (e) It shall not be necessary for the consent of Certificateholders pursuant to this Section 6.4 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe, including the establishment of record dates. The consent of any Holder of a Certificate given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Certificate and of any Certificate issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Certificate.

         SECTION 6.5. Notices. All demands, notices and communications to CFC or CFSC hereunder shall be in writing, personally delivered, or sent by telecopier (subsequently confirmed in writing), reputable overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been given upon receipt (a) in the case of CFC, to Conseco Finance Corp., 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102-1639, Attention: Chief Financial Officer, or such other address as shall be designated by CFC in a written notice delivered to the other party or to the Trustee or (b) in case of CFSC, to Conseco Finance Securitizations Corp., 300 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102-1639, Attention: Chief Financial Officer.

         SECTION 6.6. Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the Related Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the Related Documents. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

         SECTION 6.7. Severability of Provisions. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         SECTION 6.8. Intention of the Parties. The execution and delivery of this Agreement and of each Subsequent Transfer Agreement shall constitute an acknowledgment by CFC and CFSC that they intend that each assignment and transfer herein and therein contemplated constitute a sale and assignment outright, and not for security, of the Initial and Additional Loans and the Initial Other Conveyed Property and the Subsequent Loans and Subsequent Other Conveyed Property, as the case may be, conveying good title thereto free and clear of any liens, from CFC to CFSC, and that the Initial and Additional Loans and the Initial Other Conveyed Property and the Subsequent Loans and Subsequent Other Conveyed Property shall not be a part of CFC's estate in the event of the bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, or the occurrence of another similar event, of, or with respect to, CFC. In the event that such conveyance is determined to be made as security for a loan made by CFSC, the Trust or the Certificateholders to CFC, the parties intend that CFC shall have granted to CFSC a security interest in all of CFC's right, title and interest in and to the Initial and Additional Loans and the Initial Other Conveyed Property and the Subsequent Loans and Subsequent Other Conveyed Property, as the case may be, conveyed pursuant to Section 2.1 hereof or pursuant to any Subsequent Transfer Agreement, and that this Agreement and each Subsequent Transfer Agreement shall constitute a security agreement under applicable law.

         SECTION 6.9. Governing Law. This Agreement shall be construed in accordance with, the laws of the State of Minnesota without regard to the principles of conflicts of laws thereof, and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

         SECTION 6.10. Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

         SECTION 6.11. Conveyance of the Initial and Additional Loans and the Initial Other Conveyed Property to the Trust. CFC acknowledges that CFSC intends, pursuant to the Pooling and Servicing Agreement, to convey the Initial and Additional Loans and the Initial Other Conveyed Property, together with its rights under this Agreement, to the Trust on the date hereof. CFC acknowledges and consents to such conveyance and waives any further notice thereof and covenants and agrees that the representations and warranties of CFC contained in this Agreement and the rights of CFSC hereunder are intended to benefit the Trustee, the Trust, and the Certificateholders. In furtherance of the foregoing, CFC covenants and agrees to perform its duties and obligations hereunder, in accordance with the terms hereof for the benefit of the Trustee, the Trust, and the Certificateholders and that, notwithstanding anything to the contrary in this Agreement, CFC shall be directly liable to the Trustee and the Trust (notwithstanding any failure by the Servicer or CFSC to perform its duties and obligations hereunder or under the Pooling and Servicing Agreement) and that the Trustee may enforce the duties and obligations of CFC under this Agreement against CFC for the benefit of the Trust and the Certificateholders.

         SECTION 6.12. Nonpetition Covenant. Neither CFSC nor CFC shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust (or, in the case of CFC, against CFSC) under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust (or CFSC) or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust (or CFSC).

         IN WITNESS WHEREOF, the parties have caused this Transfer Agreement to be duly executed by their respective officers this 27th day of March, 2000.

                                   CONSECO FINANCE SECURITIZATIONS CORP.,
                                      as Purchaser


                                   By /s/Phyllis A. Knight
                                      ------------------------------------------
                                      Name:  Phyllis A. Knight
                                      Title: Senior Vice President and Treasurer



                                   CONSECO FINANCE CORP., as Seller


                                   By /s/Phyllis A. Knight
                                      ------------------------------------------
                                      Name:  Phyllis A. Knight
                                      Title: Senior Vice President and Treasurer

                                   SCHEDULE A


                    SCHEDULE OF INITIAL AND ADDITIONAL LOANS





           [Included as Exhibit L to Pooling and Servicing Agreement]

                                                                       EXHIBIT A










                                     FORM OF

                          SUBSEQUENT TRANSFER AGREEMENT


                                     between


                      CONSECO FINANCE SECURITIZATIONS CORP.
                                    Purchaser


                                       and


                              CONSECO FINANCE CORP.
                                     Seller







                                   dated as of

                                 ________, 2000

         SUBSEQUENT TRANSFER AGREEMENT, dated as of ________, 2000, between Conseco Finance Securitizations Corp., a Minnesota corporation, as purchaser ("CFSC"), and Conseco Finance Corp., a Delaware corporation, as seller ("CFC"), pursuant to the Transfer Agreement, dated as of March 1, 2000, between CFSC and CFC.

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, CFC and CFSC are parties to a Transfer Agreement, dated as of March 1, 2000 (as amended or supplemented, the "Transfer Agreement");

         WHEREAS, pursuant to the Transfer Agreement and this Agreement, CFSC has agreed to purchase from CFC and CFC is transferring to CFSC the Subsequent Loans and the Subsequent Other Conveyed Property.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is acknowledged, CFSC and CFC, intending to be legally bound, hereby agree as follows:

         1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Transfer Agreement.

         "Agreement" means this Subsequent Transfer Agreement and all amendments hereof and all supplements hereto.

         "Schedule of Subsequent Loans" means the schedule of all home equity loans sold and transferred pursuant to this Agreement attached hereto as Schedule A, which Schedule of Subsequent Loans shall supplement the Schedule of Initial and Additional Loans attached to the Transfer Agreement.

         "Subsequent Cutoff Date" shall mean, with respect to the Subsequent Loans conveyed hereby, _________, 2000.

         "Subsequent Other Conveyed Property" means, for the purposes of this Agreement, all monies at any time paid or payable on the Subsequent Loans conveyed hereby or in respect thereof after the Subsequent Cut-off Date (including amounts due on or before the Subsequent Cut-off Date but received by CFC after the Subsequent Cut-off Date), an assignment of security interests in the related real estate and any and all other documents or electronic records that CFC keeps on file in accordance with its customary procedures relating to the Subsequent Loans, the Obligors or the related real estate, property (including the right to receive future Liquidation Proceeds) that secures a Subsequent Loan and that has been acquired by or on behalf of the Trust pursuant to liquidation of such Subsequent Loan, and all proceeds of the foregoing.



                                     Ex. A-1

         "Subsequent Loans" means, for purposes of this Agreement, the Loans listed in the Schedule of Subsequent Loans.

         2. Conveyance of the Subsequent Loans and the Subsequent Other Conveyed Property. Subject to the terms and conditions of this Agreement and the Transfer Agreement, CFC hereby sells, transfers, assigns, and otherwise conveys to CFSC without recourse (but without limitation of its obligations in this Agreement and the Transfer Agreement), and CFSC hereby purchases, all right, title and interest of CFC in and to the Subsequent Loans and the Subsequent Other Conveyed Property. It is the intention of CFC and CFSC that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Subsequent Loans and the Subsequent Other Conveyed Property from CFC to CFSC, conveying good title thereto free and clear of any Liens, and the Subsequent Loans and the Subsequent Other Conveyed Property shall not be part of CFC's estate in the event of the filing of a bankruptcy petition by or against CFC under any bankruptcy or similar law.

         3. Purchase Price. Simultaneously with the conveyance of the Subsequent Loans and the Subsequent Other Conveyed Property to CFSC, CFSC has paid or caused to be paid to or upon the order of CFC, by wire transfer of immediately available funds (representing certain proceeds to CFSC from the sale of the Certificates on deposit in the Pre-Funding Account), the amount of funds as specified below:

                  (i)  Principal Balance of Subsequent Loans: $_______

                  (ii) Proceeds to CFC:                       $_______

         4. Representations and Warranties of CFC. CFC makes the following representations and warranties, on which CFSC relies in purchasing the Subsequent Loans and the Subsequent Other Conveyed Property and in transferring the Subsequent Loans and the Subsequent Other Conveyed Property to the Trust under the Subsequent Transfer Agreement. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Subsequent Loans and the Subsequent Other Conveyed Property hereunder, and the sale, transfer and assignment thereof by CFSC to the Trust under the Subsequent Transfer Agreement. CFC and CFSC agree that CFSC will assign to the Trust all of CFSC's rights under the Agreement, and that the Trust will thereafter be entitled to enforce this Agreement against CFC in the Trust's own name.

                  (a) Schedule of Representations. The representations and warranties set forth in Sections 3.02, 3.03 and 3.04 of the Pooling and Servicing Agreement are true and correct.

                  (b) Organization and Good Standing. CFC has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such


                                     Ex. A-2
         properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Subsequent Loans and the Subsequent Other Conveyed Property transferred to CFSC.

                  (c) Due Qualification. CFC is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification.

                  (d) Power and Authority. CFC has the power and authority to execute and deliver this Agreement and the Subsequent Transfer Agreement and to carry out its terms and their terms, respectively; CFC has full power and authority to sell and assign the Subsequent Loans and the Subsequent Other Conveyed Property to be sold and assigned to and deposited with CFSC hereunder and has duly authorized such sale and assignment to CFSC by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Subsequent Transfer Agreement have been duly authorized by CFC by all necessary corporate action.

                  (e) Valid Sale; Binding Obligations. This Agreement and the Subsequent Transfer Agreement have been duly executed and delivered, shall effect a valid sale, transfer and assignment of the Subsequent Loans and the Subsequent Other Conveyed Property, enforceable against CFC and creditors of and purchasers from CFC; and this Agreement constitutes the legal, valid and binding obligation of CFC enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (f) No Violation. The consummation of the transactions contemplated by this Agreement and the Subsequent Transfer Agreement and the fulfillment of the terms of this Agreement and the Subsequent Transfer Agreement shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under, the certificate of incorporation or bylaws of CFC, or any indenture, agreement, mortgage, deed of trust or other instrument to which CFC is a party or by which it is bound, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement and the Subsequent Transfer Agreement, or violate any law, order, rule or regulation applicable to CFC of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over CFC or any of its properties.


                                     Ex. A-3

                  (g) No Proceedings. There are no proceedings or investigations pending or, to CFC's knowledge, threatened against CFC, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over CFC or its properties (i) asserting the invalidity of this Agreement or the Subsequent Transfer Agreement, (ii) seeking to prevent or the consummation of any of the transactions contemplated by this Agreement or the Subsequent Transfer Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by CFC of its obligations under, or the validity or enforceability of, this Agreement or the Subsequent Transfer Agreement, or (iv) seeking to affect adversely the federal income tax or other federal, state or local tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Subsequent Loans and the Subsequent Other Conveyed Property hereunder or under the Subsequent Transfer Agreement.

                  (h) Insolvency. As of the Subsequent Cut-off Date and the Subsequent Transfer Date, neither CFC nor CFSC is insolvent nor will either of them have been made insolvent after giving effect to the conveyance set forth in Section 2 of this Agreement, nor are any of them aware of any pending insolvency.

                  (i) Chief Executive Office. The chief executive office of CFC is located at 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102-1639.

                  (j) Licensing. CFC is duly licensed in each state in which Loans were originated to the extent CFC is required to be licensed by applicable law in connection with the origination and servicing of the Loans.

         5. Representations and Warranties of CFSC. CFSC makes the following representations and warranties, on which CFC relies in selling, assigning, transferring and conveying the Subsequent Loans and the Subsequent Other Conveyed Property to CFSC hereunder. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Subsequent Loans and the Subsequent Other Conveyed Property hereunder and the sale, transfer and assignment thereof by CFSC to the Trust under the Subsequent Transfer Instrument.

                  (a) Organization and Good Standing. CFSC has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Minnesota, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and has, full power, authority and legal right to acquire and own the Subsequent Loans and the Subsequent Other Conveyed Property, and to transfer the Subsequent Loans and the Subsequent Other Conveyed Property to the Trust pursuant to the Subsequent Transfer Instrument.


                                     Ex. A-4

                  (b) Due Qualification. CFSC is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect CFSC's ability to acquire the Subsequent Loans or the Subsequent Other Conveyed Property or the validity or enforceability of the Subsequent Loans and the Subsequent Other Conveyed Property or to perform CFSC's obligations hereunder and under the Subsequent Transfer Instrument.

                  (c) Power and Authority. CFSC has the power, authority and legal right to execute and deliver this Agreement and to carry out the terms hereof and to acquire the Subsequent Loans and the Subsequent Other Conveyed Property hereunder; and the execution, delivery and performance of this Agreement and all of the documents required pursuant hereto have been duly authorized by CFSC by all necessary action.

                  (d) No Consent Required. CFSC is not required to obtain the consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery or performance of this Agreement and the Subsequent Transfer Agreement, except for such as have been obtained, effected or made.

                  (e) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of CFSC, enforceable against CFSC in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

                  (f) No Violation. The execution, delivery and performance by CFSC of this Agreement, the consummation of the transactions contemplated by this Agreement and the Subsequent Transfer Instrument and the fulfillment of the terms of this Agreement and the Subsequent Transfer Instrument do not and will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of CFSC, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which CFSC is a party or by which CFSC is bound or to which any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than the Pooling and Servicing Agreement and the Subsequent Transfer Instrument), or violate any law, order, rule or regulation, applicable to CFSC or its properties, of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over CFSC or any of its properties.


                                     Ex. A-5

                  (g) No Proceedings. There are no proceedings or investigations pending, or, to the knowledge of CFSC, threatened against CFSC, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over CFSC or its properties: (i) asserting the invalidity of this Agreement or the Subsequent Transfer Instrument, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Subsequent Transfer Instrument, (iii) seeking any determination or ruling that might materially and adversely affect the performance by CFSC of its obligations under, or the validity or enforceability of, this Agreement or the Subsequent Transfer Instrument, or (iv) that may adversely affect the federal or state income tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Subsequent Loans and the Subsequent Other Conveyed Property hereunder or the transfer of the Subsequent Loans and the Subsequent Other Conveyed Property to the Trust pursuant to the Subsequent Transfer Instrument.

In the event of any breach of a representation and warranty made by CFSC hereunder, CFC covenants and agrees that it will not take any action to pursue any remedy that it may have hereunder, in law, in equity or otherwise, until a year and a day have passed since the date on which all pass-through certificates or other similar securities issued by the Trust, or a trust or similar vehicle formed by CFSC, have been paid in full. CFC and CFSC agree that damages will not be an adequate remedy for such breach and that this covenant may be specifically enforced by CFSC or by the Trustee on behalf of the Trust.

         6. Conditions Precedent. The obligation of CFSC to acquire the Subsequent Loans and the Subsequent Other Conveyed Property hereunder is subject to the satisfaction, on or prior to the Subsequent Transfer Date, of the following conditions precedent, and CFC hereby confirms that such conditions precedent are satisfied;

                  (a) Representations and Warranties. Each of the representations and warranties made by the CFC in Section 4 of this Agreement and in Section 3.1 of the Transfer Agreement shall be true and correct as of the date of this Agreement and as of the Subsequent Transfer Date.

                  (b) Transfer Agreement Conditions. Each of the conditions set forth in Section 2.3(b) of the Transfer Agreement applicable to the conveyance of Subsequent Loans and the Subsequent Other Conveyed Property shall have been satisfied.

                  (c) Additional Information. CFC has have delivered to CFSC such information as was reasonably requested by CFSC to satisfy itself as to (i) the accuracy of the representations and warranties set forth in Section 4 of this Agreement and in Section 3.1 of the Transfer Agreement and (ii) the satisfaction of the conditions set forth in this
         Section 6.


                                     Ex. A-6

         7. Ratification of Transfer Agreement. As supplemented by this Agreement, the Transfer Agreement is in all respects ratified and confirmed and the Transfer Agreement as so supplemented by this Agreement shall be read, taken and construed as one and the same instrument.

         8. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Minnesota without regard to the principles of conflicts of laws thereof, and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

         9. Counterparts. For the purposes of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

         10. Conveyance of the Subsequent Loans and the Subsequent Other Conveyed Property to the Trust. CFC acknowledges that CFSC intends, pursuant to a Subsequent Transfer Instrument, to convey the Subsequent Loans and the Subsequent Other Conveyed Property, together with its rights under this Agreement and under the Transfer Agreement, to the Trust on the date hereof. CFC acknowledges and consents to such conveyance and waives any further notice thereof and covenants and agrees that the representations and warranties of CFC contained in this Agreement and the rights of CFSC hereunder and thereunder are intended to benefit the Trustee, the Trust and the Certificateholders. In furtherance of the foregoing, CFC covenants and agrees to perform its duties and obligations hereunder and under the Transfer Agreement, in accordance with the terms hereof and thereof for the benefit of the Trustee, the Trust and the Certificateholders and that, notwithstanding anything to the contrary in this Agreement or in the Transfer Agreement, CFC shall be directly liable to the Trustee and the Trust (notwithstanding any failure by CFSC to perform its duties and obligations hereunder or under the Pooling and Servicing Agreement or the Subsequent Transfer Agreement) and that the Trustee may enforce the duties and obligations of CFC under this Agreement and the Transfer Agreement against CFC for the benefit of the Trust and the Certificateholders.


                                     Ex. A-7

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                        CONSECO FINANCE SECURITIZATIONS CORP.,
                                           as Purchaser


                                        By  _______________________________
                                            [Name]
                                            [Title]



                                        CONSECO FINANCE CORP., as Seller


                                        By  _______________________________
                                            [Name]
                                            [Title]




                                     Ex. A-8

                                                                       EXHIBIT B

                               FORM OF ASSIGNMENT
                               ------------------


         In accordance with the Transfer Agreement (the "Agreement") dated as of March 1, 2000, between the undersigned and Conseco Finance Securitizations Corp., the undersigned does hereby transfer, convey and assign, set over and otherwise convey, without recourse, to Conseco Finance Home Equity Loan Trust 2000-B, created by the Agreement, to be held in trust as provided in the Agreement, (i) all right, title and interest in the home equity loans identified in the List of Loans attached to the Agreement (including, without limitation, all related mortgages, deeds of trust and security deeds and any and all rights to receive payments on or with respect to the Loans due after the applicable Cut-off Date), (ii) all rights under any hazard, flood or other individual insurance policy on the real estate securing a Loan for the benefit of the creditor of such Initial Loan, (iii) all rights Conseco Finance Corp. may have against the originating lender with respect to Initial and Additional Loans originated by a lender other than Conseco Finance Corp., (iv) all rights of the Seller under the Transfer Agreement, (v) all rights under the Errors and Omissions Protection Policy and the Fidelity Bond as such policy and bond relate to the Initial and Additional Loans, (vi) all rights under any title insurance policies, if applicable, on any of the properties securing Initial and Additional Loans, (vii) all documents contained in the Loan Files relating to the Initial and Additional Loans, (viii) amounts in the Certificate Account, the Capitalized Interest Account and the Pre-Funding Account (including all proceeds of investments of the funds in Certificate Account) and (ix) all proceeds and products of the foregoing.

         This Assignment is made pursuant to and upon the representations and warranties on the part of the undersigned contained in Article III of the Agreement and no others. All undefined capitalized terms used in this Assignment have the meanings given them in the Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed this ________ day of ______________, 2000.

                                        CONSECO FINANCE CORP.


[Seal]                                  By:
                                            -----------------------------------
                                            [Name]
                                            [Title]


                                    Ex. B-1